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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1 of our report dated April 4, 2005, except as to Note 2 and Note 23 which is as of May 26, 2005 relating to the financial statements and financial statement schedule of ev3 LLC, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
May 27, 2005

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm